UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2005 (January 12, 2005)

GenTek Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14789	02-0505547

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 East Halsey Road, Parsippany, NJ	07054

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 515-3221

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS

As previously announced, GenTek Inc. (the “Company”) paid a special dividend of $7.00 per share of Common Stock on December 27, 2004 to holders of record on December 17, 2004. As a result of effecting this dividend, and in accordance with Sections 4.01 and 4.02 of the Tranche B and Tranche C Warrant Agreements, each dated November 10, 2003, by and between the Company and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.), as Warrant Agent (collectively, the “Warrant Agreements”), the number of shares of Common Stock purchasable upon the exercise of such warrants and the exercise price thereof have been adjusted. The number of shares purchasable upon the exercise of each Tranche B Warrant has been adjusted from 1.0000 to 1.1590 and the exercise price thereof has been adjusted from $64.50 per share to $55.65 per share. The number of shares of Common Stock purchasable upon the exercise of each Tranche C Warrant has been adjusted from 1.0000 to 1.1590 and the exercise price thereof has been adjusted from $71.11 per share to $61.35 per share. No action is required by the holders of warrants to implement this adjustment.

On January 12, 2005, the Company delivered to the Warrant Agent the certificates of adjustment relating to the above-mentioned adjustments to the Tranche B and Tranche C Warrants as required under the Warrant Agreements. The Warrant Agent expects to mail the required notices to holders of Tranche B and Tranche C Warrants, as applicable, on or about January 21, 2005. Forms of the notices are attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Form of Notice to Holders of Tranche B Warrants
99.2	Form of Notice to Holders of Tranche C Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTEK INC.

(Registrant)

Date:	January 19, 2005	By:	/s/ Matthew M. Walsh

Name:	Matthew M. Walsh
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Form of Notice to Holders of Tranche B Warrants
99.2	Form of Notice to Holders of Tranche C Warrants